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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

T&W Financial Corporation and Affiliates
Tacoma, Washington


     We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Form S-1 Registration Statement of our report dated March 7, 1997, relating to the combined financial statements of T&W Financial Corporation and Affiliates, which is contained in the Prospectus.



     We also consent to the reference to us under the captions "Selected Combined Financial and Operating Data" and "Experts" in the Prospectus.


                                          BDO Seidman, LLP

Seattle, Washington

September 30, 1997